EXHIBIT 10.35

SEPARATION AGREEMENT

This Separation Agreement (this “Agreement”) is entered into by and between JOHN C. BATTY (“EMPLOYEE”) and NETWORK EQUIPMENT TECHNOLOGIES, INC. (“NET.COM”).

1.

EMPLOYEE was employed by NET.COM as Chief Operations Officer at its Fremont, California, USA, facility until October 11, 2004, when EMPLOYEE’s employment terminated (the “Termination Date”).  Regardless of whether EMPLOYEE accepts this Agreement, EMPLOYEE has been or will be paid all accrued salary and vacation owed through the Termination Date; and will receive notice of the right to continue EMPLOYEE’S health insurance pursuant to COBRA.

2.

In consideration of EMPLOYEE’S acceptance of this Agreement, and subject to applicable tax withholdings and deductions,

(a) NET.COM will pay to EMPLOYEE a lump sum equaling TWO-HUNDRED EIGHTY-FIVE THOUSAND DOLLARS (US$285,000), plus FOUR-THOUSAND EIGHT-HUNDRED DOLLARS (US$4,800) in lieu of an annual car allowance (together, the “Separation Payment”), which Separation Payment shall be made five business days after this Agreement becomes final as set forth in paragraph 12;

(b) EMPLOYEE shall be entitled to reimbursement of up to TWO-THOUSAND FIVE-HUNDRED DOLLARS (US$2,500) for expenses of financial planning for EMPLOYEE;

(c) NET.COM will transfer all right title and interest it has in that certain Compaq Laptop, Serial Number CNU402016S into EMPLOYEE’s name.  In accordance with NET.COM policy, EMPLOYEE agrees to make said lap[top] available to NET.COM’s Information Technology department on the Termination Date for removal of all proprietary information and third-party software; and

(d) subject to formal documentation by the Company’s Board of Directors or its appropriate committee, EMPLOYEE’s stock options that vested by the Termination Date may be exercised, in accordance with the NET.COM Stock Option Agreement concerning such options, up to twelve months after the Termination Date.

3.

For and in consideration of NET.COM’s acceptance of this Agreement, including its payment of benefits to EMPLOYEE pursuant to paragraph 2, and on behalf of EMPLOYEE and EMPLOYEE’S representatives, heirs, executors, successors, administrators, and assignees, and each of them, EMPLOYEE hereby completely releases and forever discharges NET.COM from all claims, rights, demands, actions, obligations, liabilities, debts and causes of action of any and every kind, nature and character whatsoever, known or unknown, which EMPLOYEE may now have or have ever had against NET.COM and its parents, affiliates, subsidiaries, directors, officers, employees, agents, insurers, and attorneys (the ”Released Claims”).  The Released Claims include, and are not limited to, all claims arising from or in any way connected with EMPLOYEE’S employment by NET.COM or the termination of that employment; all claims arising under (as amended) the National Labor Relations Act, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, 42 U.S.C. sections 1981 through 1988, the Employee Retirement Income Security Act of 1974, the Immigration Reform Control Act, the Americans with Disabilities Act of 1990, the Age Discrimination in Employment Act of 1967, the Fair Labor Standards Act, the Equal Pay Act, the Occupational Safety and Health Act, the Family and Medical Leave Act of 1993, the California Fair Employment and Housing Act, any other federal, state or local civil or human rights law or any other local, state or federal law, regulation or ordinance, and the common law of contract and tort; and any claim for costs and attorneys’ fees.  The Released Claims also include any claims filed with or submitted to any court of law or administrative agency by EMPLOYEE or any representative on EMPLOYEE’s behalf.

4.

EMPLOYEE’s release of claims set forth in paragraph 3 is intended to release all claims, whether or not known by EMPLOYEE.  EMPLOYEE therefore waives the protection of California Civil Code 1542 or any analogous law.  Section 1542 provides:

A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

5.

EMPLOYEE will not initiate or cause to be initiated against NET.COM any compliance review, suit, action, investigation, or proceeding of any kind, or participate in same, individually or as a representative or member of a class, whether under any contract (express or implied) or otherwise, or under any law or regulation, whether federal, state, or local, pertaining in any way to any Released Claim, unless EMPLOYEE is required to do so by law.

6.

EMPLOYEE acknowledges that for the purpose of avoiding any future claim or controversy involving alleged retaliation, EMPLOYEE will not seek to be re-employed by NET.COM or any affiliate of NET.COM and forsakes any right to be re-employed by those entities.

7.

EMPLOYEE will maintain in strict confidence both the fact and terms of this Agreement and the payments that EMPLOYEE will receive under it, and will not disclose that information to any other person or entity (other than EMPLOYEE’s spouse and/or, for purposes of professional advice, EMPLOYEE’s attorney and/or accountant), unless required by law.  In the event of a breach of this covenant of confidentiality, which is a material term of this Agreement, the resulting damage caused to NET.COM would be too difficult or impractical to calculate.  Accordingly, in the event of a breach, NET.COM will be relieved of the obligation to make any future payment to EMPLOYEE and, to the extent that any payment has already been made, EMPLOYEE will return the payment to NET.COM as liquidated damages.  In addition, NET.COM will be entitled to obtain any other legal or equitable remedies from EMPLOYEE’s breach.

8.

EMPLOYEE represents and warrants that EMPLOYEE does not have in EMPLOYEE’s possession, and has not failed to return to NET.COM, (a) any records, documents, data, specifications, drawings, blueprints, reproductions, sketches, notes, reports, proposals, or copies of the foregoing, or other documents or material, or (b) any equipment or other property belonging to NET.COM or any of its subsidiaries or employees except the following:

 (write ”None“ if appropriate)

EMPLOYEE will provide make, model, serial number and NET.COM asset tag number for any equipment described above within two (2) weeks of EMPLOYEE’s execution of this Agreement.  The above identified items will be returned as follows:

9.

EMPLOYEE represents and warrants that EMPLOYEE has complied with and will continue to comply with all terms of the NET.COM Employee Proprietary or Confidential Information and Inventions Agreement signed by EMPLOYEE, including, without limitation, refraining from soliciting NET.COM employees; reporting to NET.COM any inventions (as defined therein) conceived or made by EMPLOYEE; and preserving as confidential all trade secrets, confidential information, knowledge, data or other confidential information relating to products, processes, know-how, designs, formulas, test data, customer lists, customer information, employees, the abilities of employees or other confidential subject matter pertaining to any business of NET.COM or any of its clients, customers, licensees or affiliates.

10.

NET.COM’s execution of this Agreement and making payments under it to EMPLOYEE will not be deemed or construed at any time or for any purpose as an admission of liability or wrongdoing by NET.COM.  Liability for any and all claims is expressly denied by NET.COM.  Each of the releases, waivers and other provisions of this Agreement are material inducements to NET.COM for entering into this Agreement and the breach of any of them will entitle NET.COM to obtain all legal and equitable remedies.

11.

EMPLOYEE will fully cooperate in any internal NET.COM or external investigations or litigation concerning or relating to NET.COM or any of NET.COM's or EMPLOYEE’S activities during the time that EMPLOYEE was employed by or serving as a consultant to NET.COM.  EMPLOYEE will promptly inform NET.COM of any formal or informal requests for information or cooperation that may concern or relate to NET.COM’s interests in connection with any such investigation or litigation.

12.

EMPLOYEE acknowledges that EMPLOYEE has been given at least 21 days to review this Agreement and has been advised to consult counsel of EMPLOYEE’s own choice about it; that EMPLOYEE understands the terms and effect of this Agreement; and that EMPLOYEE enters into it knowingly and voluntarily.  EMPLOYEE further acknowledges that once EMPLOYEE signs this Agreement, EMPLOYEE will have an additional seven days in which to revoke EMPLOYEE’s acceptance of this Agreement, which may be done by means of written notice to NET.COM’s President and Chief Executive Officer.  Once the seven-day revocation period passes without a timely revocation by EMPLOYEE, this Agreement will become final and effective.

13.

This Agreement is the final embodiment of the agreement between EMPLOYEE and NET.COM concerning its subject matter and supersedes all prior and contemporaneous related agreements, understandings and representations.

14.

This Agreement will be deemed to have been entered into in the State of California by residents of that state and will be construed and enforced in accordance with and governed by the laws of that state.

15.

Should any part, term, or provision of this Agreement be declared or determined by any court to be illegal or invalid, the validity of the remaining parts, terms, or provisions will not be affected and the illegal or invalid part, term, or provision will be deemed not to be a part of this Release, except that if the release of claims set forth in paragraphs 3 and 4 be ruled illegal or invalid, NET.COM will be entitled to recover from EMPLOYEE the payments made under this Agreement.

NETWORK EQUIPMENT

JOHN C. BATTY

TECHNOLOGIES, INC.

By:

/s/ HUBERT A. J. WHYTE

/s/ JOHN C. BATTY

Hubert A. J. Whyte

Title:

President & Chief Executive Officer

Date:

/s/ 26 OCTOBER 2004

Date:  /s/ 19 OCTOBER 2004